ISSUER FREE WRITING PROSPECTUS NO. 2237BK Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated October 14, 2014 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities
$•Deutsche Bank AG Securities Linked to the Common Stock of Carnival Corporation due on or about October 22, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of The Hartford Financial Services Group, Inc. due on or about October 22, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Macy’s, Inc. due on or about October 22, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Merck & Co., Inc. due on or about October 22, 2019
$•Deutsche Bank AG Securities Linked to the Common Stock of Schlumberger N.V. (Schlumberger Limited) due on or about October 22, 2019
Investment Description
Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of the common stock of a specific company described herein (each, an “Underlying”). If the Closing Price of the Underlying on the applicable monthly Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you a monthly contingent coupon (a “Contingent Coupon”). Otherwise, no coupon will be accrued or payable with respect to that Observation Date. Deutsche Bank AG will not automatically call the Securities for the first year. However, after the first year, if the Closing Price of the Underlying on any Observation Date (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not automatically called and the Final Price is not less than the Trigger Price (which is the same price as the applicable Coupon Barrier), Deutsche Bank AG will pay you at maturity a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon for the final month. However, if the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity that is less than the Face Amount per $10.00 Face Amount of Securities, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Features	Key Dates1
❑ Contingent Coupon — If the Closing Price of the relevant Underlying on the applicable monthly Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon applicable to such Coupon Observation Date. Otherwise, no coupon will be accrued or payable with respect to that Observation Date.

❑ Automatically Callable — Deutsche Bank AG will not automatically call the Securities for the first year. However, after the first year, if the Closing Price of the relevant Underlying on any Observation Date (starting from the twelfth Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not automatically called, investors may have downside market exposure to the relevant Underlying at maturity, subject to any contingent repayment of your initial investment.

❑ Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Price is not less than the Trigger Price (or Coupon Barrier), for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon for the final month. However, if the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity that is less than the Face Amount per $10.00 Face Amount of Securities, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
	Trade Date Settlement Date Observation Dates2 Final Valuation Date2 Maturity Date2	October 17, 2014 October 22, 2014 Monthly (callable after 1 year) October 16, 2019 October 22, 2019
1Expected 2See page 4 for additional details
NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE RELEVANT UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.
YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 9 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.
Security Offering
We are offering five separate Trigger Phoenix Autocallable Optimization Securities (each, a “Security”). Each Security is linked to the performance of the common stock of a different company, and each has its own Contingent Coupon Rate and may have a different Initial Price, Trigger Price and Coupon Barrier. The Initial Price, Trigger Price and Coupon Barrier for each Security will be determined on the Trade Date. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.
Underlying	Contingent Coupon Rate	Initial Price	Trigger Price*	Coupon Barrier*	CUSIP/ ISIN
Common stock of Carnival Corporation (Ticker: CCL)	8.00% per annum	$68.00% - 73.00% of the Initial Price	68.00% - 73.00% of the Initial Price	25157U473 / US25157U4739
Common stock of The Hartford Financial Services Group, Inc. (Ticker: HIG)	7.00% per annum	$76.00% - 81.00% of the Initial Price	76.00% - 81.00% of the Initial Price	25157U465 / US25157U4655
Common stock of Macy’s, Inc. (Ticker: M)	8.00% per annum	$69.00% - 74.00% of the Initial Price	69.00% - 74.00% of the Initial Price	25157U457 / US25157U4572
Common stock of Merck & Co., Inc. (Ticker: MRK)	7.00% per annum	$70.00% - 75.00% of the Initial Price	70.00% - 75.00% of the Initial Price	25157U440 / US25157U4408
Common stock of Schlumberger N.V. (Schlumberger Limited) (Ticker: SLB)	7.00% per annum	$67.00% - 75.00% of the Initial Price	67.00% - 75.00% of the Initial Price	25157U432 / US25157U4325
*The actual Trigger Price and Coupon Barrier for each Security will be set equal to the same percentage of such Security’s Initial Price on the Trade Date.
See “Additional Terms Specific to the Securities” in this free writing prospectus. The Securities will have the terms specified in product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part, the prospectus dated September 28, 2012 and this free writing prospectus.
For the Securities linked to the common stock of Carnival Corporation, the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.32 - $9.52 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.30 - $9.50 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Macy’s, Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.42 - $9.62 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Merck & Co., Inc., the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.42 - $9.62 per $10.00 Face Amount of Securities.  For the Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited), the Issuer’s estimated value of the Securities on the Trade Date is approximately $9.42 - $9.62 per $10.00 Face Amount of Securities. The Issuer’s estimated value of each Security is less than the Issue Price.  Please see “Issuer’s Estimated Value of the Securities” on the following page of this free writing prospectus for additional information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement and product supplement BK. Any representation to the contrary is a criminal offense. The Securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of Carnival Corporation		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of The Hartford Financial Services Group, Inc.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Macy’s, Inc.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Merck & Co., Inc.		$$10.00		$$0.25		$$9.75
Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited)		$$10.00		$$0.25		$$9.75
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.
Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information see “Supplemental Plan of Distribution (Conflicts of Interest)” in this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities
The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement BK dated October 5, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these Securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BK dated October 5, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000095010312005314/crt_dp33259-424b2.pdf

♦	Prospectus supplement dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

♦	Prospectus dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this free writing prospectus relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at.www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

You may revoke your offer to purchase Securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, Securities prior to their issuance. We will notify you in the event of any changes to the terms of the Securities, and you will be asked to accept such changes in connection with your purchase of the Securities. You may also choose to reject such changes, in which case we may reject your offer to purchase Securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 7 of this free writing prospectus and “Risk Factors” on page 9 of the accompanying product supplement.

The Securities may be suitable for you if, among other considerations:	The Securities may not be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You can tolerate the loss of a significant portion or all of your investment and are willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦     You believe the Closing Price of the Underlying will be greater than or equal to the Coupon Barrier on the applicable Observation Dates, including the Final Valuation Date.

♦     You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential increase in the price of the Underlying, which could be significant.

♦     You can tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦     You would be willing to invest in the Securities if the applicable Trigger Price and Coupon Barrier were set equal to the top of their applicable ranges as specified on the cover of this free writing prospectus.

♦     You do not seek guaranteed current income from this investment and are willing to forgo any dividends or any other distributions paid on the Underlying.

♦    You are willing and able to hold Securities that will be called on any Observation Date starting from the twelfth Observation Date on which the Closing Price of the Underlying is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, and are not seeking an investment for which there will be an active secondary market.

♦     You are willing to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations you might not receive any amounts due to you, including any payment of a Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦     You cannot tolerate the loss of a significant portion or all of your investment or you are not willing to make an investment in which you could have the same downside market risk as an investment in the Underlying.

♦     You require an investment designed to provide a full return of your initial investment at maturity.

♦     You believe the Securities will not be called and the Closing Price of the Underlying will be less than the Coupon Barrier on the specified Observation Dates and less than the Trigger Price on the Final Valuation Date.

♦     You seek an investment that participates in any increase in the price of the Underlying or that has unlimited return potential.

♦     You cannot tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying.

♦     You would be unwilling to invest in the Securities if the applicable Trigger Price and Coupon Barrier were set equal to the top of their applicable ranges as specified on the cover of this free writing prospectus.

♦     You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦     You seek guaranteed current income from this investment or you prefer to receive any dividends or any other distributions paid on the Underlying.

♦     You are unwilling or unable to hold Securities that will be called on any Observation Date starting from the twelfth Observation Date on which the Closing Price of the Underlying is greater than or equal to the Initial Price, or you are otherwise unable or unwilling to hold the Securities to the Maturity Date, as set forth on the cover of this free writing prospectus, or seek an investment for which there will be an active secondary market.

♦     You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of a Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount of Securities
Face Amount	$10.00
Term	Approximately 5 years, subject to an earlier automatic call
Trade Date1	October 17, 2014
Settlement Date1	October 22, 2014
Final Valuation Date1, 2	October 16, 2019
Maturity Date1, 2, 3	October 22, 2019
Underlyings
Common stock of Carnival Corporation (Ticker: CCL)
Common stock of The Hartford Financial Services Group, Inc. (Ticker: HIG)
Common stock of Macy’s, Inc. (Ticker: M)
Common stock of Merck & Co., Inc. (Ticker: MRK)
Common stock of Schlumberger N.V. (Schlumberger Limited) (Ticker: SLB)

Call Feature
The Securities will not be automatically called during the first year following the Trade Date.
After the first year, the Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date (starting from the twelfth Observation Date, which we refer to as the “First Autocall Observation Date,” and ending on the Final Valuation Date) is greater than or equal to the Initial Price. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates1, 2	Monthly, on the dates set forth in the table on page 5 of this free writing prospectus
Call Settlement Dates3	Two business days following the relevant Observation Date, except that the Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon
If the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

If the Closing Price of the relevant Underlying on any Observation Date is less than the Coupon Barrier, the relevant Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon for each Underlying will be a fixed amount based upon equal monthly installments at the Contingent Coupon Rate for such Underlying set forth below. For each Observation Date, the Contingent Coupon for the Securities that would be payable for such Observation Date on which the Closing Price of the relevant Underlying is greater than or equal to the applicable Coupon Barrier is set forth below under “Contingent Coupon payments.”

Contingent Coupon payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the Closing Price of the relevant Underlying is less than the Coupon Barrier.

Contingent Coupon Rate
For the Securities linked to the common stock of Carnival Corporation, 8.00% per annum.
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., 7.00% per annum.
For the Securities linked to the common stock of Macy’s, Inc., 8.00% per annum.
For the Securities linked to the common stock of Merck & Co., Inc., 7.00% per annum.
For the Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited), 7.00% per annum.

Contingent Coupon payments
For the Securities linked to the common stock of Carnival Corporation, $0.0667 per $10.00 Face Amount of Securities.
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., $0.0583 per $10.00 Face Amount of Securities.
For the Securities linked to the common stock of Macy’s, Inc., $0.0667 per $10.00 Face Amount of Securities.
For the Securities linked to the common stock of Merck & Co., Inc., $0.0583 per $10.00 Face Amount of Securities.
For the Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited), $0.0583 per $10.00 Face Amount of Securities.

Coupon Payment Dates3	Two business days following the relevant Observation Date, except that the Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Face Amount of Securities)
If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than $10.00 per $10.00 Face Amount of Securities equal to:

$10.00 + ($10.00 x Underlying Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Underlying Return.

Underlying Return	For each Security: Final Price – Initial Price Initial Price
Trigger Price
For the Securities linked to the common stock of Carnival Corporation, 68.00% - 73.00% of the Initial Price.
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., 76.00% - 81.00% of the Initial Price.
For the Securities linked to the common stock of Macy’s, Inc., 69.00% - 74.00% of the Initial Price.
For the Securities linked to the common stock of Merck & Co., Inc., 70.00% - 75.00% of the Initial Price.
For the Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited), 67.00% - 75.00% of the Initial Price.
The actual Trigger Price for each Security will be determined on the Trade Date and will be set to the same percentage as the relevant Coupon Barrier.

Coupon Barrier
For the Securities linked to the common stock of Carnival Corporation, 68.00% - 73.00% of the Initial Price.
For the Securities linked to the common stock of The Hartford Financial Services Group, Inc., 76.00% - 81.00% of the Initial Price.
For the Securities linked to the common stock of Macy’s, Inc., 69.00% - 74.00% of the Initial Price.
For the Securities linked to the common stock of Merck & Co., Inc., 70.00% - 75.00% of the Initial Price.
For the Securities linked to the common stock of Schlumberger N.V. (Schlumberger Limited), 67.00% - 75.00% of the Initial Price.
The actual Coupon Barrier for each Security will be determined on the Trade Date and will be set to the same percentage as the relevant Trigger Price.

Closing Price
On any trading day, the last reported sale price of one share of the relevant Underlying on the relevant exchange multiplied by the then-current relevant Stock Adjustment Factor, as determined by the calculation agent

Initial Price	The Closing Price of the relevant Underlying on the Trade Date
Final Price	The Closing Price of the relevant Underlying on the Final Valuation Date
Stock Adjustment Factor
Initially 1.0 for each Underlying, subject to adjustment for certain actions affecting each Underlying. See “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF A CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Observation Dates	Expected Coupon Payment Dates/ Call Settlement Dates
November 17, 2014*	November 19, 2014*
December 17, 2014*	December 19, 2014*
January 20, 2015*	January 22, 2015*
February 17, 2015*	February 19, 2015*
March 17, 2015*	March 19, 2015*
April 17, 2015*	April 21, 2015*
May 18, 2015*	May 20, 2015*
June 17, 2015*	June 19, 2015*
July 17, 2015*	July 21, 2015*
August 17, 2015*	August 19, 2015*
September 17, 2015*	September 21, 2015*
October 19, 2015	October 21, 2015
November 17, 2015	November 19, 2015
December 17, 2015	December 21, 2015
January 19, 2016	January 21, 2016
February 17, 2016	February 19, 2016
March 17, 2016	March 21, 2016
April 18, 2016	April 20, 2016
May 17, 2016	May 19, 2016
June 17, 2016	June 21, 2016
July 18, 2016	July 20, 2016
August 17, 2016	August 19, 2016
September 19, 2016	September 21, 2016
October 17, 2016	October 19, 2016
November 17, 2016	November 21, 2016
December 19, 2016	December 21, 2016
January 17, 2017	January 19, 2017
February 17, 2017	February 22, 2017
March 17, 2017	March 21, 2017
April 17, 2017	April 19, 2017
May 17, 2017	May 19, 2017
June 19, 2017	June 21, 2017
July 17, 2017	July 19, 2017
August 17, 2017	August 21, 2017
September 18, 2017	September 20, 2017
October 17, 2017	October 19, 2017
November 17, 2017	November 21, 2017
December 18, 2017	December 20, 2017
January 17, 2018	January 19, 2018
February 20, 2018	February 22, 2018
March 19, 2018	March 21, 2018
April 17, 2018	April 19, 2018
May 17, 2018	May 21, 2018
June 18, 2018	June 20, 2018
July 17, 2018	July 19, 2018
August 17, 2018	August 21, 2018
September 17, 2018	September 19, 2018
October 17, 2018	October 19, 2018
November 19, 2018	November 21, 2018
December 17, 2018	December 19, 2018
January 17, 2019	January 22, 2019
February 19, 2019	February 21, 2019
March 18, 2019	March 20, 2019
April 17, 2019	April 22, 2019
May 17, 2019	May 21, 2019
June 17, 2019	June 19, 2019
July 17, 2019	July 19, 2019
August 19, 2019	August 21, 2019
September 17, 2019	September 19, 2019
October 16, 2019	October 22, 2019

*The Securities will not be automatically called until any Observation Date starting from October 19, 2015 (the First Autocall Observation Date). The expected Call Settlement Date for the First Autocall Observation Date is October 21, 2015.

Investment Timeline

Trade Date:	For each Underlying, the Initial Price is observed and the Trigger Price and Coupon Barrier are determined.

Monthly (callable after 1 year):
If the Closing Price of the relevant Underlying on any Observation Date is greater than or equal to the Coupon Barrier, Deutsche Bank AG will pay you the relevant Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

After the first year, the Securities will be automatically called if the Closing Price of the relevant Underlying on any Observation Date (starting from the First Autocall Observation Date and ending on the Final Valuation Date) is greater than or equal to the Initial Price. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

Maturity Date:
For each Underlying, the Final Price is determined and Underlying Return is calculated on the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, Deutsche Bank AG will pay you a cash payment at maturity less than $10.00 per $10.00 Face Amount of Securities equal to:

$10.00 + ($10.00 x Underlying Return)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Underlying Return.

_______________________
1
In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date, Maturity Date and Observation Dates may be changed so that the stated term of the Securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

3
Notwithstanding the provisions under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement, in the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed and in the event that an Observation Date other than the Final Valuation Date is postponed, the relevant Call Settlement Date and Coupon Payment Date (other than the Maturity Date) will be the second business day after the Observation Date as postponed.

Key Risks
An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Underlying. Some of the risks that apply to an investment in each Security offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities offered hereby.

♦
Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay you the full Face Amount of the Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Price is greater than or equal to the Trigger Price. If the Securities are not automatically called and the Final Price is greater than or equal to the Trigger Price, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Price is less than the Trigger Price, you will be fully exposed to any negative Underlying Return, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment at maturity.

♦
Your Potential Return on the Securities Is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Increase in the Price of the Underlying — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in any increase in the price of the Underlying and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the First Autocall Observation Date (approximately one year following the Trade Date), the total return on the Securities will be minimal. If the Securities are not automatically called, you may be subject to the full downside performance of the Underlying even though you were not able to participate in any potential increase in the price of the Underlying.

♦
You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities. If the Closing Price of the Underlying on any Observation Date is less than the Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date. If the Closing Price of the Underlying is less than the Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Contingent Repayment of Your Initial Investment Applies Only if You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the Closing Price of the Underlying is above the Trigger Price.

♦
Higher Contingent Coupon Rates Are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying reflects a higher expectation as of the Trade Date that the Closing Price of the Underlying could be less than the Trigger Price on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is a fixed amount, the Underlying’s volatility can change significantly over the term of the Securities. The price of the Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦
Reinvestment Risk — If your Securities are called early, the holding period over which you would receive any applicable Contingent Coupon, which is based on the relevant Contingent Coupon Rate as specified on the cover hereof, could be as little as one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦
The Securities are Subject to our Creditworthiness — The Securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call or any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations, you might not receive any amount(s) owed to you under the terms of the Securities and you could lose your entire investment.

♦
The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models. This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

♦
Investing in the Securities Is Not the Same as Investing in the Underlying — The return on your Securities may not reflect the return you would realize if you invested directly in the Underlying. For instance, your return on the Securities is limited to the applicable Contingent Coupons you receive, regardless of any increase in the price of the Underlying, which could be significant.

♦
If the Price of the Underlying Changes, the Value of Your Securities May Not Change in the Same Manner — Your Securities may trade quite differently from the Underlying. Changes in the market price of the Underlying may not result in comparable changes in the value of your Securities.

♦
No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying would have.

♦
There Are Risks Associated with Investments in Securities Linked to the Value of Equity Securities Issued by a Non-U.S. Company — Carnival Corporation and Schlumberger N.V. (Schlumberger Limited) are incorporated outside of the U.S. There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the price of equity securities issued by a non-U.S. company may be adversely affected by political, economic, financial and social factors that may be unique to the particular country in which the non-U.S. company is incorporated. These factors include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

♦
Single Stock Risk — Each Security is linked to the equity securities of a single Underlying. The price of each Underlying can rise or fall sharply due to factors specific to such Underlying and its issuer (the “Underlying Issuer”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Underlying Issuer with the SEC.

♦
The Anti-Dilution Protection Is Limited — The calculation agent will make adjustments to the relevant Stock Adjustment Factor, which will initially be set at 1.0, and the Payment at Maturity in the case of certain corporate events affecting the Underlying. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities may be materially and adversely affected. In addition, you should be aware that the calculation agent may, at its sole discretion, make adjustments to the relevant Stock Adjustment Factor or any other terms of the Securities that are in addition to, or that differ from, those described in the accompanying product supplement to reflect changes occurring in relation to the Underlying in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments for the Underlying described in the accompanying product supplement may be materially adverse to investors in the Securities. You should read “Description of Securities — Anti-Dilution Adjustments for Reference Stock” in the accompanying product supplement in order to understand the adjustments that may be made to the Securities.

♦
There Is No Affiliation Between the Underlying Issuers and Us, and We Have Not Participated in the Preparation of, or Independently Verified, Any Disclosure by Such Underlying Issuers — We are not affiliated with the Underlying Issuers. However, we or our affiliates may currently or from time to time in the future engage in business with the Underlying Issuers. In the course of this business, we or our affiliates may acquire non-public information about the Underlying Issuers, and we will not disclose any such information to you. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified, any information about the Underlyings and the Underlying Issuers. You, as an investor in the Securities, should make your own investigation into the Underlyings and the Underlying Issuers. None of the Underlying Issuers is involved in the Securities offered hereby in any way and none of them has any obligation of any sort with respect to your Securities. None of the Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Securities.

♦
Past Performance of the Underlying Is No Guide to Future Performance — The actual performance of the Underlying may bear little relation to the historical closing prices of the Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this free writing prospectus. We cannot predict the future performance of the Underlying.

♦
Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date — While the payment(s) on the Securities described in this free writing prospectus is based on the full Face Amount of your Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this free writing prospectus) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately eight months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦
The Securities Will Not Be Listed and There Will Likely Be Limited Liquidity — The Securities will not be listed on any securities exchange. There may be little or no secondary market for the Securities.  We or our affiliates intend to act as market makers for the Securities but are not required to do so and may cease such market making activities at any time.  Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Securities when you wish to do so or at a price advantageous to you.  Because we do not expect other dealers to make a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Securities.  If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the Securities.  If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the price of the Underlying has increased since the Trade Date.

♦
Many Economic and Market Factors Will Affect the Value of the Securities — While we expect that, generally, the price of the Underlying will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Underlying;

♦	the time remaining to maturity of the Securities;

♦	the market price and dividend rates of the Underlying and the stock market generally;

♦	the real and anticipated results of operations of the Underlying Issuer;

♦	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the Underlying Issuer;

♦	interest rates and yields in the market generally and in the markets of the Underlying;

♦	geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Underlying or markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
Trading and Other Transactions by Us or Our Affiliates, or UBS AG or its Affiliates, in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or one or more of our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may adversely affect the Underlying and make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

♦
Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying, may adversely affect the market price of the Underlying and, therefore, the value of the Securities.

♦
We, Our Affiliates or Our Agents, or UBS AG or its Affiliates, May Publish Research, Express Opinions or Provide Recommendations that Are Inconsistent With Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Stock Price of the Underlying and the Value of the Securities — We, our affiliates or our agents, or UBS AG or its affiliates, may publish research from time to time on financial markets and other matters that could adversely affect the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, our affiliates or our agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying to which the Securities are linked.

♦
Potential Conflict of Interest — Deutsche Bank AG and its affiliates may engage in business with the applicable Underlying Issuer, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Securities. We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the Securities on any relevant date or time.  The calculation agent also has some discretion about certain adjustments to the Stock Adjustment Factor and will be responsible for determining whether a market disruption event has occurred and whether the Securities are automatically called. Any determination by the calculation agent could adversely affect the return on the Securities.

♦
There Is Substantial Uncertainty Regarding the U.S. Federal Income Tax Consequences of an Investment in the Securities — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt, with associated contingent coupons, as described below under “What Are the Tax Consequences of an Investment in the Securities?” If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity
The following table and hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performances for an Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of any Underlying relative to its Initial Price. We cannot predict the Final Price or the Closing Price of any Underlying on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of any Underlying. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below may have been rounded for ease of analysis and it has been assumed that no event affecting an Underlying has occurred during the term of the Securities that would cause the calculation agent to adjust the Stock Adjustment Factor.

The following examples and table illustrate the payment at maturity or upon an automatic call per $10.00 Face Amount of Securities on a hypothetical offering of Securities based on the following assumptions*:

Term:	Approximately 5 years, subject to an automatic call
Hypothetical Initial Price*:	$30.00
Hypothetical Trigger Price*:	$21.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Coupon Barrier*:	$21.00 (70.00% of the Hypothetical Initial Price)
Hypothetical Contingent Coupon Rate*:	7.00% per annum (or 0.5833% per month)
Hypothetical Contingent Coupon*:	$0.0583 per month
Observation Dates:	Monthly (callable after 1 year)

*
Based on a hypothetical Contingent Coupon Rate of 7.00% per annum. The actual Initial Price, Coupon Barrier and Trigger Price for each Security will be set on the Trade Date. The actual Contingent Coupon Rate for each Security is set forth on the cover of this free writing prospectus and in “Indicative Terms” and the actual Contingent Coupon for each Security is set forth in “Indicative Terms.”

Example 1 — The Securities are called on the First Autocall Observation Date.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$50 (greater than Initial Price)	$0.0583 (Contingent Coupon — Not Callable)
Second Observation Date	$28 (greater than Coupon Barrier)	$0.0583 (Contingent Coupon)
Third to Eleventh Observation Dates	Various (greater than Coupon Barrier)	$0.5250 (Contingent Coupons)
Twelfth Observation Date (First Autocall Observation Date)	$50 (greater than Initial Price)	$10.0583 (Face Amount plus Contingent Coupon)
	Total Payment:	$10.70 (7.00% return)

If on the First Autocall Observation Date (the twelfth Observation Date) the Closing Price is $50.00, because the Closing Price is greater than the Initial Price of $30.00, the Securities will be automatically called. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.0583 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payments of $0.6417 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.70 per $10.00 Face Amount of Securities, representing a 7.00% total return on the Securities. No further amount will be owed to you under the Securities.

Example 2 — The Securities are NOT automatically called and the Final Price of the Underlying is greater than or equal to the Trigger Price and Coupon Barrier.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$28 (greater than Coupon Barrier)	$0.0583 (Contingent Coupon)
Second Observation Date	$20 (less than Coupon Barrier)	$0.00
Third Observation Date	$20 (less than Coupon Barrier)	$0.00
Fourth to Fifty-Ninth Observation Dates	Various (all less than Coupon Barrier)	$0.00
Final Observation Date	$25 (greater than both Trigger Price and Coupon Barrier; less than Initial Price)	$10.0583 (Payment at Maturity)
	Total Payment:	$10.1167 (1.1667% return)

Deutsche Bank AG will pay you at maturity a total of $10.0583 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the applicable Contingent Coupon. When added to the Contingent Coupon payment of $0.0583 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of approximately $10.1167 per $10.00 Face Amount of Securities, representing a 1.1667% total return on the Securities over five years.

Example 3 — The Securities are NOT called and the Final Price of the Underlying is less than the Trigger Price and the Coupon Barrier.

Date	Closing Price	Payment (per $10.00 Face Amount of Securities)
First Observation Date	$28 (greater than Coupon Barrier)	$0.0583 (Contingent Coupon)
Second Observation Date	$28 (greater than Coupon Barrier)	$0.0583 (Contingent Coupon)
Third Observation Date	$29 (greater than Coupon Barrier)	$0.0583 (Contingent Coupon)
Fourth to Fifty-Ninth Observation Dates	Various (all less than Coupon Barrier)	$0.00

Final Observation Date	$15 (less than both Trigger Price and Coupon Barrier)	$10.00 + [$10.00 × Underlying Return] = $10.00 + [$10.00 × -50%] = $5.00 (Payment at Maturity)
	Total Payment:	$5.1750 (-48.25% return)

Since the Securities are not called and the Final Price of the Underlying is below the Trigger Price and the Coupon Barrier, Deutsche Bank AG will pay you at maturity $5.00 per $10.00 Face Amount of Securities. When added to the Contingent Coupon payments of $0.1750 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.1750 per $10.00 Face Amount of Securities, representing a loss on the Securities of 48.25%.

If the Securities are not automatically called and the Final Price is less than the Trigger Price, your initial investment will be fully exposed to any negative Underlying Return, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Price as compared to the Initial Price. In this circumstance, you will lose a significant portion or all of your initial investment. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Information about the Underlyings
All disclosures contained in this free writing prospectus regarding each Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates has participated in the preparation of, or independently verified, such information about any Underlying contained in this free writing prospectus. You should make your own investigation into each Underlying.

Included on the following pages is a brief description of each Underlying Issuer. We obtained the historical closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical closing prices of the Underlyings as an indication of future performance. Each of the Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file certain financial and other information specified by the SEC periodically. Information filed by each Underlying Issuer with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is.http://www.sec.gov. Information filed with the SEC by each Underlying Issuer under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Carnival Corporation

According to publicly available information, Carnival Corporation is a cruise company. Information filed by Carnival Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09610, or its CIK Code:  0000815097. The common stock of Carnival Corporation is traded on the New York Stock Exchange under the symbol “CCL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Carnival Corporation, based on daily closing prices on the primary exchange for the common stock of Carnival Corporation, as reported by Bloomberg. The closing price of Carnival Corporation’s common stock on October 10, 2014 was $35.51. The actual Initial Price will be the Closing Price of Carnival Corporation’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$33.88	$29.12	$31.69
1/1/2010	3/31/2010	$39.19	$31.79	$38.88
4/1/2010	6/30/2010	$43.85	$30.14	$30.24
7/1/2010	9/30/2010	$38.78	$30.44	$38.21
10/1/2010	12/31/2010	$46.59	$38.09	$46.11
1/1/2011	3/31/2011	$47.85	$38.04	$38.36
4/1/2011	6/30/2011	$41.34	$34.76	$37.63
7/1/2011	9/30/2011	$38.80	$29.42	$30.30
10/1/2011	12/31/2011	$36.79	$29.61	$32.64
1/1/2012	3/31/2012	$35.14	$29.48	$32.08
4/1/2012	6/30/2012	$35.34	$30.48	$34.27
7/1/2012	9/30/2012	$37.96	$31.88	$36.44
10/1/2012	12/31/2012	$39.31	$36.02	$36.77
1/1/2013	3/31/2013	$39.15	$33.21	$34.30
4/1/2013	6/30/2013	$35.61	$32.20	$34.29
7/1/2013	9/30/2013	$37.71	$32.64	$32.64
10/1/2013	12/31/2013	$40.17	$31.60	$40.17
1/1/2014	3/31/2014	$41.58	$37.24	$37.86
4/1/2014	6/30/2014	$40.55	$36.22	$37.65
7/1/2014	9/30/2014	$41.12	$35.99	$40.17
10/1/2014	10/10/2014*	$39.58	$35.51	$35.51

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through October 10, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Carnival Corporation from October 10, 2009 through October 10, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 70.50% (the midpoint between 68.00% and 73.00%) of $35.51, which was the closing price of Carnival Corporation’s common stock on October 10, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

The Hartford Financial Services Group, Inc.
According to publicly available information, The Hartford Financial Services Group, Inc. is an insurance and financial services company. Information filed by The Hartford Financial Services Group, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13958, or its CIK Code: 0000874766. The common stock of The Hartford Financial Services Group, Inc. is traded on the New York Stock Exchange under the symbol “HIG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of The Hartford Financial Services Group, Inc., based on daily closing prices on the primary exchange for the common stock of The Hartford Financial Services Group, Inc., as reported by Bloomberg. The closing price of The Hartford Financial Services Group, Inc.’s common stock on October 10, 2014 was $36.02. The actual Initial Price will be the Closing Price of The Hartford Financial Services Group, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$29.20	$23.16	$23.26
1/1/2010	3/31/2010	$28.58	$22.34	$28.42
4/1/2010	6/30/2010	$29.64	$22.13	$22.13
7/1/2010	9/30/2010	$24.12	$19.09	$22.95
10/1/2010	12/31/2010	$27.43	$22.26	$26.49
1/1/2011	3/31/2011	$30.80	$24.75	$26.93
4/1/2011	6/30/2011	$28.97	$23.81	$26.37
7/1/2011	9/30/2011	$27.05	$15.82	$16.14
10/1/2011	12/31/2011	$20.27	$14.92	$16.25
1/1/2012	3/31/2012	$22.02	$16.37	$21.08
4/1/2012	6/30/2012	$21.95	$16.10	$17.63
7/1/2012	9/30/2012	$20.34	$15.93	$19.44
10/1/2012	12/31/2012	$22.88	$19.41	$22.44
1/1/2013	3/31/2013	$26.46	$23.05	$25.80
4/1/2013	6/30/2013	$31.43	$24.82	$30.92
7/1/2013	9/30/2013	$32.30	$29.60	$31.12
10/1/2013	12/31/2013	$36.62	$30.68	$36.23
1/1/2014	3/31/2014	$36.14	$32.18	$35.27
4/1/2014	6/30/2014	$36.37	$33.30	$35.81
7/1/2014	9/30/2014	$37.80	$33.85	$37.25
10/1/2014	10/10/2014*	$37.28	$36.02	$36.02

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through October 10, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the common stock of The Hartford Financial Services Group, Inc. from October 10, 2009 through October 10, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 78.50% (the midpoint between 76.00% and 81.00%) of $36.02, which was the closing price of The Hartford Financial Services Group, Inc.’s common stock on October 10, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Macy’s, Inc.
According to publicly available information, Macy’s, Inc. operates department stores that sell a range of merchandise, including apparel and accessories (men’s, women’s and children’s), cosmetics, home furnishings and other consumer goods. Information filed by Macy’s, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13536, or its CIK Code: 0000794367. The common stock of Macy’s, Inc. is traded on the New York Stock Exchange under the symbol “M.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Macy’s, Inc., based on daily closing prices on the primary exchange for the common stock of Macy’s, Inc., as reported by Bloomberg. The closing price of Macy’s, Inc.’s common stock on October 10, 2014 was $56.68. The actual Initial Price will be the Closing Price of Macy’s, Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$20.72	$15.81	$16.76
1/1/2010	3/31/2010	$22.12	$15.53	$21.77
4/1/2010	6/30/2010	$24.85	$17.77	$17.90
7/1/2010	9/30/2010	$23.17	$17.17	$23.09
10/1/2010	12/31/2010	$26.00	$22.18	$25.30
1/1/2011	3/31/2011	$25.44	$22.01	$24.26
4/1/2011	6/30/2011	$29.50	$23.91	$29.24
7/1/2011	9/30/2011	$30.50	$23.07	$26.32
10/1/2011	12/31/2011	$33.14	$25.37	$32.18
1/1/2012	3/31/2012	$40.47	$32.65	$39.73
4/1/2012	6/30/2012	$41.55	$33.14	$34.35
7/1/2012	9/30/2012	$40.47	$32.83	$37.62
10/1/2012	12/31/2012	$41.73	$37.08	$39.02
1/1/2013	3/31/2013	$42.66	$36.69	$41.84
4/1/2013	6/30/2013	$49.43	$41.63	$48.00
7/1/2013	9/30/2013	$50.37	$42.80	$43.27
10/1/2013	12/31/2013	$53.67	$42.36	$53.40
1/1/2014	3/31/2014	$59.29	$50.91	$59.29
4/1/2014	6/30/2014	$60.64	$55.10	$58.02
7/1/2014	9/30/2014	$62.59	$56.47	$58.18
10/1/2014	10/10/2014*	$59.60	$56.40	$56.68

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through October 10, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Macy’s, Inc. from October 10, 2009 through October 10, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 71.50% (the midpoint between 69.00% and 74.00%) of $56.68, which was the closing price of Macy’s, Inc.’s common stock on October 10, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Merck & Co., Inc.
According to publicly available information, Merck & Co., Inc. is a health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies, animal health and consumer health care products. Information filed by Merck & Co., Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-06571, or its CIK Code: 0000310158. The common stock of Merck & Co., Inc. is traded on the New York Stock Exchange under the symbol “MRK.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Merck & Co., Inc., based on daily closing prices on the primary exchange for the common stock of Merck & Co., Inc., as reported by Bloomberg. The closing price of Merck & Co., Inc.’s common stock on October 10, 2014 was $58.66. The actual Initial Price will be the Closing Price of Merck & Co., Inc.’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$38.00	$30.67	$36.54
1/1/2010	3/31/2010	$41.03	$36.20	$37.35
4/1/2010	6/30/2010	$37.71	$31.82	$34.97
7/1/2010	9/30/2010	$37.34	$34.22	$36.81
10/1/2010	12/31/2010	$37.42	$34.10	$36.04
1/1/2011	3/31/2011	$37.35	$31.08	$33.01
4/1/2011	6/30/2011	$37.58	$33.07	$35.29
7/1/2011	9/30/2011	$36.31	$29.81	$32.71
10/1/2011	12/31/2011	$37.90	$31.35	$37.70
1/1/2012	3/31/2012	$39.26	$37.31	$38.40
4/1/2012	6/30/2012	$41.75	$37.18	$41.75
7/1/2012	9/30/2012	$45.23	$41.21	$45.10
10/1/2012	12/31/2012	$47.96	$40.64	$40.94
1/1/2013	3/31/2013	$45.04	$40.85	$44.23
4/1/2013	6/30/2013	$49.44	$44.35	$46.45
7/1/2013	9/30/2013	$48.58	$46.32	$47.61
10/1/2013	12/31/2013	$50.18	$45.09	$50.05
1/1/2014	3/31/2014	$57.47	$49.49	$56.77
4/1/2014	6/30/2014	$59.62	$54.83	$57.85
7/1/2014	9/30/2014	$61.18	$55.64	$59.28
10/1/2014	10/10/2014*	$60.18	$58.46	$58.66

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through October 10, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Merck & Co., Inc. from October 10, 2009 through October 10, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 72.50% (the midpoint between 70.00% and 75.00%) of $58.66, which was the closing price of Merck & Co., Inc.’s common stock on October 10, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

Schlumberger N.V. (Schlumberger Limited)
According to publicly available information, Schlumberger N.V. (Schlumberger Limited) is a supplier of technology, integrated project management and information solutions to the international oil and gas exploration and production industry. Information filed by Schlumberger N.V. (Schlumberger Limited) with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04601, or its CIK Code: 0000087347. The common stock of Schlumberger N.V. (Schlumberger Limited) is traded on the New York Stock Exchange under the symbol “SLB.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Schlumberger N.V. (Schlumberger Limited), based on daily closing prices on the primary exchange for the common stock of Schlumberger N.V. (Schlumberger Limited), as reported by Bloomberg. The closing price of Schlumberger N.V. (Schlumberger Limited)’s common stock on October 10, 2014 was $93.07. The actual Initial Price will be the Closing Price of Schlumberger N.V. (Schlumberger Limited)’s common stock on the Trade Date.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
10/1/2009	12/31/2009	$70.76	$56.83	$65.09
1/1/2010	3/31/2010	$71.29	$60.76	$63.46
4/1/2010	6/30/2010	$73.15	$51.75	$55.34
7/1/2010	9/30/2010	$63.26	$53.33	$61.61
10/1/2010	12/31/2010	$83.63	$61.20	$83.50
1/1/2011	3/31/2011	$95.04	$80.53	$93.26
4/1/2011	6/30/2011	$93.70	$80.64	$86.40
7/1/2011	9/30/2011	$94.70	$59.73	$59.73
10/1/2011	12/31/2011	$77.15	$57.72	$68.31
1/1/2012	3/31/2012	$80.00	$67.64	$69.93
4/1/2012	6/30/2012	$75.13	$59.67	$64.91
7/1/2012	9/30/2012	$77.60	$64.94	$72.33
10/1/2012	12/31/2012	$74.80	$67.77	$69.29
1/1/2013	3/31/2013	$81.56	$70.92	$74.89
4/1/2013	6/30/2013	$77.59	$69.95	$71.66
7/1/2013	9/30/2013	$88.95	$72.61	$88.36
10/1/2013	12/31/2013	$94.46	$85.54	$90.11
1/1/2014	3/31/2014	$97.57	$86.16	$97.50
4/1/2014	6/30/2014	$117.95	$97.10	$117.95
7/1/2014	9/30/2014	$117.85	$101.01	$101.69
10/1/2014	10/10/2014*	$98.85	$93.07	$93.07

*
As of the date of this free writing prospectus, available information for the fourth calendar quarter of 2014 includes data for the period through October 10, 2014. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the fourth calendar quarter of 2014.

The graph below illustrates the performance of the common stock of Schlumberger N.V. (Schlumberger Limited) from October 10, 2009 through October 10, 2014, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows a hypothetical Coupon Barrier and Trigger Price equal to 71.00% (the midpoint between 67.00% and 75.00%) of $93.07, which was the closing price of Schlumberger N.V. (Schlumberger Limited)’s common stock on October 10, 2014. The actual Initial Price, Coupon Barrier and Trigger Price will be determined on the Trade Date. Past performance of the Underlying is not indicative of the future performance of the Underlying.

What Are the Tax Consequences of an Investment in the Securities?
Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities. In determining our responsibilities for information reporting and withholding, if any, we intend to treat the Securities as prepaid financial contracts that are not debt, with associated contingent coupons that constitute ordinary income and that, when paid to a non-U.S. holder, are generally subject to 30% (or lower treaty rate) withholding. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that while it believes this treatment to be reasonable, it is unable to conclude that it is more likely than not that this treatment will be upheld, and that other reasonable treatments are possible that could materially affect the timing and character of income or loss on your Securities. If this treatment is respected, you generally should recognize short-term capital gain or loss on the taxable disposition (including retirement) of your Securities, unless you have held the Securities for more than one year, in which case your gain or loss should be long-term capital gain or loss. However, it is likely that any sales proceeds that are attributable to the next succeeding contingent coupon after it has been fixed will be treated as ordinary income and also possible that any sales proceeds attributable to the next succeeding contingent coupon prior to the time it has been fixed will be treated as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.25 per $10.00 Face Amount of Securities. We will agree that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Securities, or to its affiliates at the price to public indicated on the cover of the pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangement for these offerings must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in these offerings of the Securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.